UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2014

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On June 4, 2014, the Vitamin Shoppe, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, our stockholders: (a) elected the persons listed below to serve as directors for a term of one year expiring at the 2015 Annual Meeting or until their successors are duly elected and qualified; (b) approved the compensation paid to the Company’s named executive officers; and (c) ratified the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the 2014 fiscal year. Set forth below are the voting results for each of these proposals:

a.	All of the director nominees were elected to serve until the Annual Meeting in 2015 or until their respective successors are duly elected and qualified.

Director	For	Against	Abstain	Non-Votes
B. Michael Becker	27,128,762	36,845	4.460	1,074,407
Catherine E. Buggeln	27,102,321	63,321	4,425	1,074,407
Deborah M. Derby	17,039,752	10,125,863	4,452	1,074,407
John H. Edmondson	25,148,002	2,017,577	4,488	1,074,407
David H. Edwab	26,949,925	215,655	4,487	1,074,407
Richard L. Markee	26,013,822	1,151,757	4,488	1,074,407
Richard L. Perkal	25,871,422	1,294,158	4,487	1,074,407
Beth M. Pritchard	26,834,373	331,342	4,352	1,074,407
Katherine Savitt	26,882,081	283,534	4,452	1,074,407
Anthony N. Truesdale	26,075,771	1,089,980	4,316	1,074,407

b.	An advisory (non-binding) vote approved the executive compensation of our named executive officers.

For	Against	Abstain	Non-Votes
26,602,883	350,755	216,429	1,074,407

c.	The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year was approved.

For	Against	Abstain	Non-Votes
27,104,364	1,136,248	3,862	-0-

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe, Inc.

Date: June 10, 2014	By:	/s/ Jean W. Frydman
	Name:	Jean W. Frydman
	Title:	Senior Vice President, General Counsel and Corporate Secretary